Exhibit 99.1

             ENTERASYS NETWORKS REPORTS SECOND-QUARTER 2005 RESULTS

         COMPANY MAKES SUBSTANTIAL PROGRESS IN CORPORATE RESTRUCTURING; ACHIEVES COST SAVINGS OF NEARLY $7 MILLION AND REDUCES CASH USE BY $20 MILLION
                           WHILE STABILIZING REVENUE

ANDOVER, MASS. -- (BUSINESS WIRE) -- JULY 27, 2005 -- Enterasys Networks Inc. (NYSE: ETS), the Secure Networks Company(TM), today announced financial results for its fiscal second quarter ended July 2, 2005.

Net revenue for the second quarter was $78.1 million, compared with net revenue of $80.6 million for the first quarter of fiscal 2005. Net loss for the second quarter, including $16.6 million of restructuring, asset impairment and other related costs, was $23.6 million, or $0.11 per share, compared with a net loss of $10.7 million, or $0.05 per share, in the first quarter of 2005.

Cash use from operations decreased significantly in the second quarter. Net cash used in operating activities, including $3.5 million of restructuring-related payments, was $5.9 million, compared to $28.2 million in the first quarter.

Gross margin for the second quarter of 2005 was 51.5 percent, compared with 44.0 percent in the first quarter. Non-cash inventory charges in the second quarter were 7 percentage points lower than in the first quarter.

Enterasys ended the second quarter of 2005 with $117.6 million in cash and marketable securities, including $4.9 million of restricted cash, and no debt. Total cash and marketable securities decreased only $9 million, compared with a decrease of $28.8 million in the first quarter.

MANAGEMENT COMMENTS

"Our stated near-term goal is to achieve positive cash flow and profitable growth," said Mark Aslett, chief executive officer. "During the quarter, we made solid progress toward this goal, achieving cost savings of nearly $7 million and reducing cash use by $20 million compared with the first quarter. We experienced modest sequential growth in our two most important regions, North America and EMEA, while revenue in Asia-Pacific and Latin America declined. Our balance

ENTERASYS NETWORKS REPORTS SECOND-QUARTER 2005 RESULTS, P. 2


sheet is strong and will benefit from an anticipated $47.5 million IRS tax refund. We've overcome many of our legacy product issues. Our new Secure Networks products and solutions deliver significant customer benefits and should provide a catalyst for growth in the second half of the year," said Aslett.

Enterasys introduced several new products in the second quarter, including the Matrix X4, a smaller version of its new Matrix X secure core router. The Company also launched the SecureStack B2 -- a new Layer 2 fixed stackable switch, a next-generation wireless switch for its RoamAbout(R) line, and full intrusion prevention capabilities for its award-winning Dragon(R) product line.

CONFERENCE CALL

Enterasys Networks will host a conference call today at 5:00 p.m. EDT to discuss its results. The live call is accessible from the investor relations section of Enterasys' Web site at http://www.enterasys.com/corporate/ir/. The call also will be available for replay beginning at 7:00 p.m. EDT today and ending August 10, 2005. To access the replay, dial 888-286-8010 and enter pass code 95446730 or visit the investor relations section of Enterasys' Web site at http://www.enterasys.com/corporate/ir/.

ABOUT ENTERASYS NETWORKS

Enterasys Networks is the Secure Networks Company, providing enterprise customers with innovative network infrastructure products, services and solutions that deliver the security, productivity and adaptability benefits required by Global 2000 organizations. For more information on Enterasys Secure Networks and the company's products, including multilayer switches, core routers, WAN routers, wireless LANs, network management, and intrusion defense systems, visit www.enterasys.com.

This news release contains forward-looking statements regarding future events, activities and financial performance, such as management's expectations regarding future revenue, cash flow and profitability; strategic relationships and market opportunities; product development; and other business strategies and objectives. These statements may be identified with such words as "we expect," "we believe," "we anticipate," or similar indications of future expectations. These statements are neither promises nor guarantees, and actual future financial performance, events and activities may differ materially. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date hereof. We expressly disclaim any obligation to update such statements publicly to reflect changes in the expectations, assumptions, events or circumstances on which such statements may be based or that may affect the likelihood that actual results will differ materially.

Some risks and uncertainties that may cause actual results to differ materially from these forward-looking statements include, but are not limited to: worldwide and regional economic uncertainty and recent political and social turmoil may continue to negatively affect our business and revenue; we have a history of losses in recent years and may not operate profitably in the future; our quarterly operating results may fluctuate, which could cause us to fail to meet quarterly operating targets and result in a decline in our stock price; we earn a substantial portion of our revenue for each quarter in the last month of each quarter, which reduces our ability to accurately forecast our quarterly results and increases the risk that we will be unable to achieve previously forecasted results; we continue to introduce new products, and if our customers delay product purchases or choose alternative solutions, or if sales of new products are not sufficient to offset declines in sales of older products, our revenue

ENTERASYS NETWORKS REPORTS SECOND-QUARTER 2005 RESULTS, P. 3


could decline, we may incur excess and obsolete inventory charges, and our financial condition could be harmed; we may be unable to upgrade our indirect distribution channels or otherwise enhance our selling capabilities, which may hinder our ability to grow our customer base and increase our revenue; we have experienced significant changes in senior management and our current management team has been together for only a limited time, which could limit our ability to achieve our objectives and effectively operate our business; there is intense competition in the market for enterprise network equipment, which could prevent us from increasing our revenue and achieving profitability; a portion of the enterprises we sell to rely in whole or in part on public funding and often face significant budgetary pressure, and if these customers must delay, reduce or forego purchasing from us, our revenues could be harmed; we depend upon a limited number of contract manufacturers for substantially all of our manufacturing requirements, and the loss of any of our primary contract manufacturers would impair our ability to meet the demands of our customers; and those additional risks and uncertainties discussed in our most recent filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended January 1, 2005 and our quarterly report on Form 10-Q for the quarter ended April 2, 2005.


                                     - End -

ENTERASYS NETWORKS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

                                                     THREE MONTHS   THREE MONTHS  THREE MONTHS   SIX MONTHS    SIX MONTHS
                                                        ENDED          ENDED         ENDED          ENDED        ENDED
                                                     JULY 2, 2005  APRIL 2, 2005  JULY 3, 2004  JULY 2, 2005  JULY 3, 2004
                                                     ------------  -------------  ------------  ------------  ------------
Net revenue:
  Product                                            $    56,770   $     58,491   $    67,424   $   115,261   $   130,223
  Services                                                21,376         22,080        24,310        43,456        48,705
                                                     ------------  -------------  ------------  ------------  ------------
    TOTAL REVENUE                                         78,146         80,571        91,734       158,717       178,928
Cost of revenue:
  Product                                                 31,044         34,513        34,879        65,557        68,281
  Services                                                 6,893         10,634         9,768        17,527        19,792
                                                     ------------  -------------  ------------  ------------  ------------
    TOTAL COST OF REVENUE                                 37,937         45,147        44,647        83,084        88,073

      GROSS MARGIN                                        40,209         35,424        47,087        75,633        90,855

Operating expenses:
  Research and development                                14,294         16,190        19,670        30,484        40,144
  Selling, general and administrative                     31,631         36,525        45,534        68,156        87,976
  Amortization of intangible assets                          929            930           929         1,859         2,527
  Restructuring charges (a)                                9,791            (17)        1,408         9,774         5,893
  Asset impairment and other charges (b)                   6,771              -             -         6,771         8,734
                                                     ------------  -------------  ------------  ------------  ------------
    Total operating expenses                              63,416         53,628        67,541       117,044       145,274
                                                     ------------  -------------  ------------  ------------  ------------

       LOSS FROM OPERATIONS                              (23,207)       (18,204)      (20,454)      (41,411)      (54,419)

Interest income, net                                         961            915           800         1,876         1,650
Other income (expense), net                                  (93)            77        (6,349)          (16)       (9,216)
                                                     ------------  -------------  ------------  ------------  ------------
    LOSS BEFORE INCOME TAXES                             (22,339)       (17,212)      (26,003)      (39,551)      (61,985)
Income tax (benefit) expense                               1,266         (6,539)       (6,744)       (5,273)       (7,027)
                                                     ------------  -------------  ------------  ------------  ------------
    NET LOSS                                         $   (23,605)  $    (10,673)  $   (19,259)  $   (34,278)  $   (54,958)
                                                     ============  =============  ============  ============  ============

Basic and diluted net loss                           $     (0.11)  $      (0.05)  $     (0.09)  $     (0.16)  $     (0.25)
                                                     ============  =============  ============  ============  ============

Basic and diluted weighted average number of common
   shares outstanding                                    218,434        218,315       217,497       218,340       217,274
                                                     ============  =============  ============  ============  ============

(a) For the quarter ended July 2, 2005, the Company recorded restructuring charges of $9.8 million of which $8.1 million consisted of employee severance costs, $0.7 million for facility exit costs and $1.0 for contract cancellation costs. For the quarter ended July 3, 2004, the Company recorded restructuring charges of $1.4 million of which $1.2 million consisted of employee severance costs and $0.2 million for facility exit costs.

(b) For the quarter ended July 2, 2005, the Company recorded asset impairment and other charges of $6.8 million of which $6.2 million consisted of asset impairments and $0.6 million of consulting costs. During the first quarter of fiscal year 2004, the Company recorded an impairment charge of $8.7 million related to the write-down of patents and technology intangible assets recorded in connection with the Company's fiscal year 2001 acquisition of Indus River Networks.

ENTERASYS NETWORKS, INC
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

                                                                                                      JULY 2,           JANUARY 1,
                                                                                                       2005               2005
                                                                                                   ------------      ---------------
                                                                          ASSETS

                                                                                                                           (A)

Current assets:
  Cash and cash equivalents                                                                        $     59,235      $       70,947
  Marketable securities                                                                                  48,214              48,472
  Accounts receivable, net                                                                               27,871              29,088
  Inventories                                                                                            23,270              27,200
  Income tax receivable                                                                                     607               1,732
  Insurance receivable (b)                                                                                9,958              11,008
  Prepaid expenses and other current assets                                                              15,129              18,334
                                                                                                   ------------      --------------
    TOTAL CURRENT ASSETS                                                                                184,284             206,781

Restricted cash, cash equivalents and marketable securities                                               4,857               5,357
Long-term marketable securities                                                                           5,285              30,596
Investments                                                                                                 186                 388
Property, plant and equipment, net                                                                       17,741              27,828
Goodwill                                                                                                 15,129              15,129
Intangible assets, net                                                                                    2,374               4,234
                                                                                                   ------------      --------------
    TOTAL ASSETS                                                                                   $    229,856      $      290,313
                                                                                                   ============      ==============

                                                           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                                                 $     18,045      $       28,841
  Accrued compensation and benefits                                                                      16,597              23,574
  Other accrued expenses                                                                                 14,661              19,001
  Accrued legal and litigation costs (b)                                                                 11,477              12,945
  Accrued restructuring charges                                                                          10,645               9,528
  Deferred revenue                                                                                       32,695              33,136
  Customer advances and billings in excess of revenues                                                   14,463              11,341
  Income taxes payable                                                                                   26,556              32,427
                                                                                                   ------------      --------------
    TOTAL CURRENT LIABILITIES                                                                           145,139             170,793

 Long-term deferred revenue                                                                               6,323               6,214
 Long-term accrued restructuring charges                                                                  2,900               3,568
                                                                                                   ------------      --------------
    TOTAL LIABILITIES                                                                                   154,362             180,575

Stockholders' equity                                                                                     75,494             109,738
                                                                                                   ------------      --------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                     $    229,856      $      290,313
                                                                                                   ============      ==============

(a) The Balance Sheet at January 1, 2005 has been derived from the audited consolidated financial statements at that date, but does not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

(b) On January 18, 2005 Enterasys announced that it has entered into an agreement in principle to settle shareholder litigation filed in 1997 against its former parent, Cabletron Systems, Inc., and certain Cabletron directors and officers. Under the terms of the agreement, Enterasys has agreed to pay $10.5 million. The Company expects all but approximately $625,000 of this amount to be funded by the proceeds of certain insurance policies of the Company.

ENTERASYS NETWORKS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

                                                               THREE MONTHS  THREE MONTHS   THREE MONTHS   SIX MONTHS    SIX MONTHS
                                                                   ENDED         ENDED          ENDED        ENDED          ENDED
                                                               JULY 2, 2005  APRIL 2, 2005  JULY 3, 2004  JULY 2, 2005  JULY 3, 2004
                                                               ------------  -------------  ------------  ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                                     $   (23,605)  $    (10,673)  $   (19,259)  $   (34,278)  $   (54,958)
  Adjustments to reconcile net loss to net cash used in
  operating activities:
    Depreciation and amortization                                    3,953          5,130         5,530         9,083        11,922
    Provision for (recoveries) losses on accounts receivable          (602)            44          (450)         (558)       (1,000)
    Provision for inventory write-downs                              1,170          6,811         2,886         7,981         7,590
    (Gain) loss on minority investments                                  -            (77)        6,578           (77)        9,998
    Non-cash tax benefit                                                 -         (6,377)       (7,746)       (6,377)       (7,746)
    Asset impairment charges                                         6,236              -             -         6,236         8,734
    Other, net                                                          90              -          (522)           90          (156)
  Changes in operating assets and liabilities                        6,885        (23,099)      (12,086)      (16,214)      (17,586)
                                                               ------------  -------------  ------------  ------------  ------------
      Net cash used in operating activities                         (5,873)       (28,241)      (25,069)      (34,114)      (43,202)
                                                               ------------  -------------  ------------  ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:

    Capital expenditures                                            (2,161)          (605)       (2,691)       (2,766)       (6,132)
    Purchase and sales of marketable securities                     22,488          2,869        24,376)       25,357       (18,119)
    Other investing activities                                          47            732          (210)          779         7,752
                                                               ------------  -------------  ------------  ------------  ------------
      Net cash provided by investing activities                     20,374          2,996       (27,277)       23,370      (16,499)
                                                               ------------  -------------  ------------  ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES:

    Proceeds from employee stock plans                                  18            445            83           463         2,962
                                                               ------------  -------------  ------------  ------------  ------------
      Net cash provided by financing activities                         18            445            83           463         2,962
                                                               ------------  -------------  ------------  ------------  ------------

Effect of exchange rate changes on cash                             (1,060)          (371)          281        (1,431)         (379)
                                                               ------------  -------------  ------------  ------------  ------------
Net increase (decrease) in cash and cash equivalents                13,459        (25,171)      (51,982)      (11,712)      (57,118)
Cash and cash equivalents at beginning of period                    45,776         70,947       131,665        70,947       136,801
                                                               -----------   ------------   -----------   -----------   ------------
Cash and cash equivalents at end of period                     $    59,235   $     45,776   $    79,683   $    59,235   $    79,683
                                                               ===========   ============   ===========   ===========   ============

ENTERASYS NETWORKS, INC.
REVENUE BY REGION
(IN THOUSANDS)
(UNAUDITED)

                                                    THREE MONTHS ENDED                                  SIX MONTHS ENDED
                                ----------------------------------------------------------  --------------------------------------
                                   JULY 2, 2005        APRIL 2, 2005       JULY 3, 2004        JULY 2, 2005        JULY 3, 2004
                                ----------------------------------------------------------  --------------------------------------
                                 REVENUE   PERCENT   REVENUE   PERCENT   REVENUE   PERCENT   REVENUE   PERCENT   REVENUE   PERCENT
                                ---------  -------  ---------  -------  ---------  -------  ---------  -------  ---------  -------
North America                   $  38,868    49.7%  $  38,590    47.9%  $  45,193    49.3%  $  77,458    48.8%  $  84,717    47.4%
Europe, Middle East and Africa     30,354    38.8%     30,066    37.3%     31,202    34.0%     60,420    38.1%     63,122    35.3%
Asia Pacific                        4,413     5.7%      6,122     7.6%      8,731     9.5%     10,535     6.6%     17,976    10.0%
Latin America                       4,511     5.8%      5,793     7.2%      6,608     7.2%     10,304     6.5%     13,113     7.3%
                                ---------  -------  ---------  -------  ---------  -------  ---------  -------  ---------  -------
      TOTAL NET REVENUE         $  78,146   100.0%  $  80,571   100.0%  $  91,734   100.0%  $ 158,717   100.0%  $ 178,928   100.0%
                                =========  =======  =========  =======  =========  =======  =========  =======  =========  =======